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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 7, 1999


                     SECURITY FIRST TECHNOLOGIES CORPORATION
                    ----------------------------------------
               (Exact name of registrant as specified in its charter)

                 DELAWARE                                     000-24931                          58-2395199
       -------------------------------                    ------------------                -------------------
        (State or other jurisdiction                         (Commission                       (IRS Employer
              of incorporation)                              File Number)                    Identification No.)

           3390 PEACHTREE ROAD, NE, SUITE 1700, ATLANTA, GEORGIA 30326
           ------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (404) 812-6300
                                                           ----------------
                                 NOT APPLICABLE
         ----------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

                  On September 7, 1999, Security First Technologies Corporation ("S1") announced that S1 and the shareholders of FICS Group, N.V. ("FICS") are in discussions regarding new terms of the previously announced agreements under which S1 agreed to acquire FICS. S1 determined that it is in the best interest of its shareholders to negotiate new terms which involve reducing the aggregate number of shares of S1 common stock that would be issued in the transaction, as well as creating an earn-out for a percentage of the shares. Unless and until there is a definitive agreement, there can be no assurance an agreement will be reached.

                  On May 17, 1999, S1 announced agreements to acquire FICS and Edify Corporation ("Edify") in separate transactions. These discussions do not affect the Edify transaction, which is expected to close in the fourth quarter of 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

         Exhibit
         No.               Description
         ---               -----------

         99                Press release, dated September 7, 1999.





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                                EXHIBIT INDEX

         Exhibit
         No.               Description
         ---               -----------

         99                Press release, dated September 7, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SECURITY FIRST TECHNOLOGIES CORPORATION
                                    ---------------------------------------
                                    (Registrant)



                                    /s/ ROBERT F. STOCKWELL
                                    -----------------------
                                    Robert F. Stockwell
                                    Chief Financial Officer and Treasurer

Date: September 8, 1999